Exhibit 10.12



                                    AGREEMENT

     THIS AGREEMENT is made as of April 28, 2006 among Gulf Coast Oil Corporation, a Delaware corporation (THE "COMPANY"), New Century Energy Corp., a Colorado corporation (the "PARENT"), and Laurus Master Fund, Ltd. ("LAURUS").

     WHEREAS, the Company has issued a Common Stock Purchase Warrant (as amended, modified or supplemented from time to time, the "WARRANT") to Laurus to purchase up to 49% of the common stock of the Company (subject to adjustment as set forth therein).

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   SHAREHOLDERS  AGREEMENT. Forthwith following the exercise of the Warrant in
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     whole  or  in  part  pursuant  to  Section  1.1 of the Warrant, each of the
     Parent, the Company and Laurus agree to negotiate in good faith the terms of a shareholders agreement mutually agreeable to each of them, which such shareholder agreement shall include, without limitation, (a) such matters commonly provided for in a shareholders agreement, such as governance and transfer restrictions and (b) Laurus' required consent to any of the Designated Actions (as hereafter defined). For purposes hereof, the term "Designated Actions" shall have the meaning set forth on Schedule A hereto.
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2.   DIVIDEND.  Following  the  exercise by Laurus of the Warrant in whole or in
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     part,  as  the  Company  receives  cash  attributable  to  Net  Revenue (as hereafter defined ) (the "Net Revenue Proceeds"), the Parent (to the extent permitted by applicable law) shall, and shall cause the Company to, declare and pay a dividend to its shareholders, but in no event shall the dividend payable to Laurus be less than (i) Laurus' percentage ownership interest in the Company at such time times (ii) the Net Revenue Proceeds so received by
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     the  Company.  Such dividend shall be remitted by the Company to Laurus not later than two (2) business days following the day on which the Company receives such Net Revenue Proceeds and pursuant to such remittance instructions as Laurus shall designate to the Company in writing. For purposes hereof, the term "Net Revenue" means the gross proceeds paid to the Company in respect of oil, gas and/or other hydrocarbon production in which the Company has an interest whether or not such proceeds are remitted to the lockbox account and/or any other blocked account established by the Company in connection with the transactions contemplated hereby net of, in each case, with respect to the period for which Net Revenue relates (i) the reasonable ordinary day to day expenses associated with the Company's operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry and (ii) the Company's reasonable estimate of its federal tax (including federal income tax) liability (after taking into account all applicable deductions, depletions and credits), all of which, in the case

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     of  the foregoing clauses (i) and (ii) shall be subject to Laurus' approval which shall be provided in the exercise of Laurus' reasonable discretion based on such supporting documentation from the Company as Laurus shall request.

3.   TERM OF  AGREEMENT. This Agreement shall be effective for so long as Laurus
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     holds  the  Warrant  or  any portion thereof or any shares of the Company's common stock acquired upon the exercise of the Warrant in whole or in part.

4.   GOVERNING  LAW.  This  Agreement  shall  be  governed  by and construed and
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     enforced  in  all  respects in accordance with the laws of the State of New
     York.

5.   COUNTERPARTS.  This  Agreement may be executed in one or more counterparts,
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     each  of  which  shall  be  deemed  an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

                ***THE BALANCE OF THIS PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGES TO FOLLOW ***

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                         GULF  COAST  OIL  CORPORATION

                         By: /s/ Edward R. DeStefano
                            --------------------------
                         Name: Edward R. DeStefano
                         Title: President


                         NEW  CENTURY  ENERGY  CORP.

                         By: /s/ Edward R. DeStefano
                            --------------------------
                         Name: Edward R. DeStefano
                         Title: President


                         LAURUS  MASTER  FUND,  LTD.

                         By: /s/ Eugene Grin
                            --------------------------
                         Name: Eugene Grin
                         Title: Director

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                                   SCHEDULE A

                               DESIGNATED ACTIONS

     Company shall not (and Parent shall not cause Company to) implement or effect (or otherwise resolve or agree to implement or effect) (or otherwise resolve or agree to implement or effect) any of the following actions without the prior written approval of Laurus (which approval shall not be unreasonably withheld):

     (a) (i) declare or pay any dividends or make any other distribution in respect of any securities of the Company or (ii) make any distribution of any nature (including repayment of loans) to any person, except, in each case, to the extent expressly set forth in
          Section  2  of  this  Agreement.

     (b) sell or dispose of any assets or property, other than in the ordinary course of business consistent with past practice;

     (c) establish, acquire or otherwise become an equity holder (including, for greater certainty, a holder of securities convertible into equity) in any corporate entity or any partnership, equity joint venture or similar arrangements;

     (d) enter into any transactions outside the ordinary course with officers, directors or employees or members of their families or other persons with whom they do not act at arm's length;

     (e) enter into (other than in the ordinary course to fund working capital needs) or materially modify any credit facility;

     (f) create any mortgage, lien, charge or other form of encumbrance with respect to any of its assets;

     (g) materially alter the fundamental nature of its business or otherwise engage in other businesses or activities that are not incidental to the businesses or activities presently undertaken by it;

     (h)  enter  into  any  agreement  with  any  third  party;

     (i) issue or sell any capital stock of, or any rights, warrants or securities convertible into or exercisable or exchangeable for any capital stock of, Company, including by way of initial public offering;

     (j)  wind  up,  dissolve  or  liquidate;

     (k) continue under the laws of a jurisdiction other than the jurisdiction under which it was formed;

     (l)  change  its  fiscal  year;

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     (m)  amend  its  articles  or  by-laws;

     (n)  merge  the  Company  with  or  into  any  other  company;

     (o) take any action which would make it impossible to carry on the ordinary business of the Company;

     (p)  take  any  action  which  would  place the Company into bankruptcy; or

     (q)  appoint  or  replace  any  outside  accountants  and/or  auditors.

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